                                                                    EXHIBIT (21)

                         NBD BANCORP, INC. SUBSIDIARIES
                             (Direct and Indirect)


Bank Holding Company Subsidiaries                Jurisdiction of Organization
- ---------------------------------                ----------------------------

NBD Illinois, Inc.                                           Delaware
NBD Indiana, Inc.                                            Delaware

Bank Subsidiaries                                Jurisdiction of Organization
- -----------------                                ----------------------------

NBD Bank, (Detroit, MI)                                      Michigan
NBD Bank, N.A. (Indianapolis, IN)                            U.S.A.
NBD Bank (Columbus, OH)                                      Ohio
NBD Bank (Elkhart, IN)                                       Indiana
NBD Bank (Wheaton, IL)                                       Illinois
NBD Bank, FSB (Venice, FL)                                   U.S.A.
NBD Bank, Canada                                             Canada
NBD Skokie Bank, N.A.                                        U.S.A.
National Bank of Detroit-Dearborn                            U.S.A.

Bank-Related Subsidiaries                        Jurisdiction of Organization
- -------------------------                        ----------------------------

Charter Agency, Inc.                                         Illinois
Charter Oak Insurance Agency of Michigan, Inc.               Michigan
Corporate Funding, Inc.                                      Michigan
International Bank of Detroit                                U.S.A.
Midwest Commerce Investments Corp.                           Indiana
NBD Brokerage Services, Inc.                                 Indiana
NBD Community Development Corporation                        Michigan
NBD Equipment Finance, Inc.                                  Delaware
NBD Equity Corp.                                             Michigan
NBD Financial Services of Michigan, Inc.                     Michigan
NBD Indiana Properties, Inc.                                 Indiana
NBD Insurance Agency, Inc.                                   Michigan
NBD Insurance Company                                        Arizona
NBD Leasing, Inc.                                            Indiana
NBD Mortgage Company                                         Delaware
NBD Neighborhood Revitalization Corporation                  Indiana
NBD Real Estate Services, Inc.                               Indiana
NBD Securities, Inc.                                         Michigan
NBD Service Corp.                                            Delaware
NBD Transportation Company                                   Michigan